Exhibit 99.1

November 4, 2013

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Cynthia Williams
Executive Vice President	Senior Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation President of Community Banking to speak at Bank of America Merrill Lynch 2013 Banking and Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced President of Community Banking Ricky Brown will present at the Bank of America Merrill Lynch 2013 Banking and Financial Services Conference in New York City on Tuesday, Nov. 12, at 4 p.m. ET.

A webcast of Brown’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with $181.1 billion in assets and market capitalization of $23.8 billion, as of Sept. 30, 2013. Based in Winston-Salem, N.C., the company operates 1,824 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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